Exhibit 10.8

SIXTH AMENDMENT TO PURCHASE CONTRACT

THIS SIXTH AMENDMENT TO PURCHASE CONTRACT (“SIXTH Amendment”) is made effective as of November 9, 2012, by and between TWIN CITY CROSSING, LLC, (“Seller”) and WHEELER INTERESTS, INC. (“Purchaser”).

RECITALS:

Whereas, Seller and Purchaser previously entered into that certain Purchase Contract, dated June 11, 2012, as amended by First Amendment to Purchase Contract, dated July 26, 2012, as further amended by Second Amendment to Purchase Contract, dated August 9, 2012, as further amended by Third Amendment to Purchase Contract, dated August 16, 2012, as further amended by Fourth Amendment to Purchase Contract, dated August 30, 2012, as further amended by Fifth Amendment to Purchase Contract, dated October 12, 2012 (as amended, the “Agreement”) for the sale of the Property as defined in the Agreement, including, without limitation, certain real property and improvements located in the Town of Batesburg-Leesville, County of Lexington, South Carolina;

WHEREAS, Purchaser and Seller desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller hereby undertake and agree as follows:

1. Defined Terms. Terms defined in the Agreement shall have the same meanings in this SIXTH Amendment unless specifically codified herein.

2. Closing Date. The Closing Date shall be on or before December 15, 2012.

3. Estoppel of Bi-Lo. The draft Estoppel Certificate of Bi-Lo in its current form, attached as Exhibit A, is acceptable to Purchaser. Any items of repair or maintenance listed in Section 7 (a), (b) or (c) on the current draft of such Estoppel Certificate of Bi-Lo shall be the sole responsibility of Purchaser.

4. Guarantee Estoppel of Ahold. Seller has not been able to obtain a lease guarantee estoppel agreement from Ahold. Purchaser and Seller agree that Seller has utilized commercially reasonable efforts to obtain the guarantee estoppel agreement of Ahold and Seller has satisfied Section 7 H of the Agreement as it pertains to the covenant of Seller to obtain a lease guarantee estoppel from Ahold.

5. Deposit. Purchaser and Seller agree that Purchaser shall direct the Escrow Agent to transfer Ten Thousand and 00/100 Dollars ($10,000.00) to Seller. Notwithstanding any other provision of the Agreement, the Purchaser and Seller agree that such Ten Thousand and 00/100 Dollars ($10,000.00) shall be non-refundable to Purchaser.

6. Execution by Facsimile/Counterparts. Execution of this instrument may be evidenced by facsimile signature which shall be deemed an original for all purposes. To facilitate execution, this SIXTH Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

7. Agreement Remains in Effect. Subject to the specific amendments and agreements set forth in this SIXTH Amendment, the Agreement shall remain in full force and effect without modification.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Purchaser have caused this SIXTH Amendment to be signed as of the date first above written.

SELLER:	TWIN CITY CROSSING, LLC, a Georgia limited liability company

By: Du Rhone Group, Ltd., its Manager

		By:	/s/ Neil R. Smith
Neil R. Smith
Executive Vice President

PURCHASER:	WHEELER INTERESTS, INC.

	By:	/s/ Jon S. Wheeler
	Name:	Jon S. Wheeler
	Its:	President/CEO